UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   October 11, 2006

Advanced Biotherapy, Inc.
(Exact name of registrant as specified in its chapter)

Delaware	0-26323	51-0402415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

141 West Jackson Boulevard, Suite 2182 Chicago, Illinois	60604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (312) 427-1912

Item 1.01.    Unregistered Sales of Equity Securities.

On August 28, 2006, the Registrant (or “Company”) and Richard P. Kiphart (“Noteholder”), a director of the Company, entered into a Share Purchase and Debt Restructure Agreement (“Agreement”). Subject to the terms and conditions of the Agreement, the Company agreed to sell an aggregate of 433,333,333 shares (“New Shares”) of Company common stock, $0.001 par value, at $0.015 per share to the Noteholder, certain family members of the Noteholder, Christopher Capps (the Company’s new President and Chief Executive Officer) and other prospective board members, for the aggregate sum of $6,500,000 (“New Capital”). The Company received $1.1 million of the New Capital from the Noteholder as of August 28, 2006, for which the Noteholder acquired 73,333,333 shares of Company common stock. The other holders (“Other Holders”) of Company convertible notes, promissory notes and certain other indebtedness owed by the Company converted the entire principal amount thereof, together with accrued interest thereon, into approximately 35,319,059 shares of Company common stock, at the price of $0.015 per share, effective as August 28, 2006, (except for holders of approximately $15,460 in Company convertible notes which were paid off by the Company, and except for two other holders of Company convertible notes who converted their notes as described below). On October 6, 2006, the Company filed an amendment to its Certificate of Incorporation (“Amendment to Certificate”) that increased the number of authorized shares of Company common stock from 200,000,000 to 2,000,000,000 shares of common stock. As a result of the filing of the Amendment to Certificate, the balance of the New Capital was paid to the Company on October 11, 2006, for which the investors acquired 360,000,000 shares of Company common stock. As of October 11, 2006, the Noteholder converted all of his Company convertible notes and other promissory notes into approximately 360,988,600 shares of common Company stock, at the same $0.015 per share conversion price. Also, as of October 11, 2006, two other holders of Company convertible notes converted all their Company convertible notes into approximately 62,572,467 shares of Company common stock, at the same $0.015 per share conversion price.

The new shares of Company common stock (“New Shares”) issued for the New Capital were sold pursuant to the exceptions provided by Section 4(2) of the Securities Act of 1933, as amended (“Act”) and Regulation D, promulgated thereunder. The Noteholder and the other persons who acquired New Shares are each an “accredited” investor, as that term is defined in Rule 501 in Regulation D of the Act. No general solicitation or advertising was employed by the Company, or anyone else associated with the Company in connection with the placement of the New Shares. No commissions were paid. The certificates representing the New Shares will bear appropriate restrictive legends. All of the shares being acquired by the Noteholder and other holders of Company indebtedness pursuant to conversion or other exchange of Company debt are being issued pursuant to an exemption under the Act and applicable securities laws. All certificates representing the shares of Company common stock to be issued to Noteholder and Other Holders will bear appropriate restrictive legends.

According to the Noteholder, the Noteholder and the other purchasers of New Shares used personal funds to acquire the New Shares.

The Company granted stock options to members of the Board of Directors (except Richard P. Kiphart) and members of its Advisory Board to purchase an aggregate 7,210,000 shares, at an exercise price of $0.03 per share, as of August 28, 2006.

Item 2.01.    Changes in Control of Registrant.

The Noteholder acquired from the Company shares of Company common stock constituting a majority of the issued and outstanding shares of Company common stock, which resulted in a change in control with respect to the stock ownership of the Company such that the Noteholder holds the majority of the issued and outstanding of the Company common stock. As a result of his share ownership, the Noteholder is able to elect all of the directors who comprise the Board of Directors, which represents a change in the majority control of the Board. Pursuant to the Agreement and as of October 11, 2006, the Noteholder acquired approximately 83% of the issued and outstanding shares of the Company after taking into account the New Capital and conversion of all Company convertible notes, promissory notes, and certain other Company indebtedness into shares of Company common stock.

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

The Company filed the Amendment to Certificate on October 6, 2006. The Amendment to Certificate increased the number of authorized shares of Company capital stock from 220,000,000 to 2,020,000,000 shares, consisting of 2,000,000,000 shares of common stock, $.001 par value a share, and 20,000,000 shares of preferred stock, $.001 par value per share.

FORWARD-LOOKING STATEMENTS

This Form 8-K and other reports we file with the Securities and Exchange Commission (“SEC”) contain forward-looking statements relating to, among other things, the Transaction, and our future performance, our business, and future events. All statements other than statements of historical facts are forward-looking statements, including, without limitation, any statements regarding future performance. Some of these forward-looking statements may be identified by the use of words in the statements such as "anticipate," "estimate," “could” "expect," "project," "intend," "plan," "believe,” “seek,” “should,” “may,” “assume,” “continue,” variations of such words and similar expressions. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict. We caution you that our performance and results could differ materially from what is expressed, implied, or forecast by our forward-looking statements. Future operating results and the Company’s stock price may be affected by a number of factors, including, without limitation: (i) availability of capital; (ii) opportunities for joint ventures and corporate partnering; (iii) opportunities for mergers and acquisitions to acquire non-biotechnology revenue generating businesses, or to expand the Company’s biotechnology base; (iv) regulatory approvals of preclinical and clinical trials; (v) intellectual property matters (patents); and (vi) competition. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the section entitled “Item 1. Business,” and all subsections therein, including, without limitation, the subsections entitled, Technical Background, Government Regulation, Federal Drug Administration Regulation, Competition, and Factors That May Affect the Company, and the section entitled “Market for Registrant's Common Stock and Related Stockholder Matters,” all contained in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such forward-looking statements. Except as required under federal securities laws and the rules and regulations of the SEC, we do not intend to update publicly any forward-looking statements to reflect actual results or changes in other factors affecting such forward-looking statements.

Item 9.01.   FINANCIAL STATEMENTS AND EXHIBITS.

(c)     Exhibits.

Designation	Description of Exhibit

3.4[1]	Amendment to Certificate of Incorporation

99.1	Press Release dated October 13, 2006

1 The Registrant intends to correct certain other Exhibit numbers in a subsequent filing.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED BIOTHERAPY, INC. (Registrant)

Date: October 13, 2006	By:
Christopher W. Capps, President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit	Description

3.4[1]	Amendment to Certificate of Incorporation

99.1	Press Release dated October 13, 2006

1 The Registrant intends to correct certain other Exhibit numbers in a subsequent filing.